UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 4)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3359573
(State of incorporation or organization)	(IRS Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:                                               (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission (File No. 001-09618) on June 22, 2012 (the “Original Form 8-A”), by Navistar International Corporation, a Delaware corporation (the “Company”). The Original Form 8-A was previously amended by Amendment No. 1 filed by the Company on October 10, 2012 (“Amendment No. 1”), Amendment No. 2 filed by the Company on October 22, 2012 (“Amendment No. 2”) and Amendment No. 3 filed by the Company on June 18, 2013 (“Amendment No. 3”). The Original Form 8-A, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, is incorporated herein by reference.

On July 14, 2013, the Company and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as Rights Agent (the “Rights Agent”) under the Rights Agreement, dated as of June 19, 2012, as amended from time to time, between the Company and the Rights Agent (the “Rights Agreement”), entered into Amendment No. 5 to the Rights Agreement (“Amendment No. 5”). Amendment No. 5 amends and restates the definitions of “Acquiring Person” and “Exempt Person” to increase the level of beneficial ownership of the Company’s common stock at which a Person (as defined in the Rights Agreement) becomes an “Acquiring Person” from 15% to 20% of outstanding common stock of the Company and to exclude Persons who beneficially owned 20% of outstanding common stock at the time of announcement of entry into the Rights Agreement. Amendment No. 5 also amends and restates Section 7(a) of the Rights Agreement in order to extend the expiration date of the Rights Agreement from August 31, 2013 to June 18, 2015.

The foregoing description of Amendment No. 5 does not purport to be complete and is qualified in its entirety by the complete text of Amendment No. 5, a copy of which is filed as Exhibit 4.6 and incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description

Exhibit 4.1	Rights Agreement by and between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, as Exhibit A thereto, the form of Rights Certificate as Exhibit B thereto, and the form of Summary of Rights as Exhibit C thereto) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on June 20, 2012, File No. 001-09618).

Exhibit 4.2	Amendment No. 1 to the Rights Agreement, effective as of October 5, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on October 10, 2012, File No. 001-9618).

Exhibit 4.3	Amendment No. 2 to the Rights Agreement, effective as of October 5, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.2 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on October 10, 2012, File No. 001-9618).

Exhibit 4.4	Amendment No. 3 to the Rights Agreement, dated as of October 19, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on October 22, 2012, File No. 001-9618).

Exhibit 4.5	Amendment No. 4 to the Rights Agreement, dated as of June 17, 2013, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on June 18, 2013, File No. 001-9618).

Exhibit 4.6	Amendment No. 5 to the Rights Agreement, dated as of July 14, 2013, between Navistar International Corporation and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on July 15, 2013, File No. 001-9618).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

By:	/s/ Curt A. Kramer
	Name:	Curt A. Kramer
	Title:	Corporate Secretary

Date: July 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Rights Agreement by and between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, as Exhibit A thereto, the form of Rights Certificate as Exhibit B thereto, and the form of Summary of Rights as Exhibit C thereto) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on June 20, 2012, File No. 001-09618).

Exhibit 4.2	Amendment No. 1 to the Rights Agreement, effective as of October 5, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on October 10, 2012, File No. 001-9618).

Exhibit 4.3	Amendment No. 2 to the Rights Agreement, effective as of October 5, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.2 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on October 10, 2012, File No. 001-9618).

Exhibit 4.4	Amendment No. 3 to the Rights Agreement, dated as of October 19, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on October 22, 2012, File No. 001-9618).

Exhibit 4.5	Amendment No. 4 to the Rights Agreement, dated as of June 17, 2013, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on June 18, 2013, File No. 001-9618).

Exhibit 4.6	Amendment No. 5 to the Rights Agreement, dated as of July 14, 2013, between Navistar International Corporation and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on July 15, 2013, File No. 001-9618).